Execution Version

AMENDMENT NO. 3
#5163496.10
THIS AMENDMENT NO. 3 (this “Amendment”), entered into on June 1, 2016 to be effective as of June 1, 2016 (the “Effective Date”), is made by and among SPARK HOLDCO, LLC, a Delaware limited liability company, SPARK ENERGY, LLC, a Texas limited liability company, SPARK ENERGY GAS, LLC, a Texas limited liability company, CENSTAR ENERGY CORP, a New York corporation, CENSTAR OPERATING COMPANY, LLC, a Texas limited liability company, OASIS POWER HOLDINGS, LLC, a Texas limited liability company, and OASIS POWER, LLC, a Texas limited liability company (jointly, severally and together, the “Co-Borrowers,” and each individually, a “Co-Borrower”), SPARK ENERGY, INC., a Delaware corporation (the “Parent”), the Banks party hereto, and SOCIÉTÉ GÉNÉRALE, in its capacity as administrative agent under the Credit Agreement (as defined below) (in such capacity, the “Agent”). Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, the Co-Borrowers, the Parent, the Agent and the financial institutions party thereto (the “Existing Banks”) have entered into that certain Amended and Restated Credit Agreement dated as of July 8 2015, as amended by that certain Amendment No. 1 dated effective as of October 30, 2015 and that certain Amendment No. 2 dated effective as of December 30, 2015 (as amended and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, in connection with the increase in the aggregate Working Capital Commitments and reallocation of Commitments pursuant to this Amendment, Bank Hapoalim and Brown Brothers Harriman & Co. (each a “New Bank” and collectively the “New Banks,” and, together with the Existing Banks, the “Banks”) will become a Bank under the Credit Agreement such that after giving effect to the increase in the aggregate Working Capital Commitments and reallocation of Commitments, the Commitments of the Existing Banks and the New Banks shall be as set forth on Schedule 2.01 attached hereto; and

WHEREAS, the parties hereto have agreed to make certain amendments to the Credit Agreement and increase the aggregate Working Capital Commitments as provided for herein.
NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:
SECTION 1.Amendments.
(a)
    Section 1.01 of the Credit Agreement is hereby amended to include the following new defined terms in their appropriate alphabetical order:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to each Co-Borrower or any of its Subsidiaries, in each case from time to time concerning or relating to bribery or corruption, including the FCPA.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.
“Indemnitees” has the meaning set forth in Section 10.05(a) of the Credit Agreement.
“Sanctioned Country” means a country or territory, or a country or territory whose government is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time, or subject to any other sanctions program of the United States of America, the United Nations, the Norwegian State, the European Union, the United Kingdom or any agency or subdivision thereof.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, (b) a Person named on the lists maintained by the United Nations Security Council available at http://www.un.org/sc/committees/list_compend.shtml, or as otherwise published from time to time, (c) a Person named on the lists maintained by the European Union available at http://eeas.europa.eu/cfsp/sanctions/consol-list_en.htm, or as otherwise published from time to time, (d) a Person named on the lists maintained by Her Majesty’s Treasury available at http://www.hm-treasury.gov.uk/fin_sanctions_index.htm, or as otherwise published from time to time, or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to sanctions program administered by the United States of America, the United Nations, the Norwegian State, the European Union, the United Kingdom or any other agency or subdivision thereof.

“Third Amendment Effective Date” means June 1, 2016.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)
    The definition of “Advance Sub-limit Cap” in Section 1.01 of the Credit Agreement is hereby amended by replacing (i) “$42,500,000.00” with “$56,250,000.00” and (ii) “$60,000,000” with “$82,500,000.00”.
(c)
    The definition of “Anti-Terrorism Law” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.
(d)
    The definition of “Defaulting Bank” in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the “or” at the end of clause (e) and (ii) inserting new clause (f) as follows:
or (f) become the subject of a Bail-in Action.
(e)
    The definition of “Elected Working Capital Line Cap” in Section 1.01 of the Credit Agreement is hereby amended by replacing the first sentence thereof as follows:
“Elected Working Capital Line Cap” means as of the Third Amendment Effective Date, $82,500,000.00.
(f)
    The definition of “Issuing Bank Sub-Limit” in Section 1.01 of the Credit Agreement is hereby amended by replacing “$60,000,000” with “$82,500,000”.
(g)
    The definition of “L/C Sub-limit Caps” in Section 1.01 of the Credit Agreement is hereby amended by replacing (i) “$60,000,000.00” in clause (a) with “$82,500,000.00” and (ii) “$26,250,000.00” in clause (b) with “$35,000,000.00”.
(h)
    The definition of “Sanctions” in Section 1.01 of the Credit Agreement is hereby amended by replacing such definition as follows:
“Sanctions” means any sanctions imposed, administered or enforced from time to time by any applicable Governmental Authority, including, without limitation, those administered by OFAC, the U.S. Department of State, Her Majesty’s Treasury, the United Nations, the Norwegian State, the European Union, the Member States of the European Union, any other applicable Governmental Authority or any agency or subdivision of any of the forgoing, and shall include any regulations, rules, and executive orders issued in connection therewith.
(i)
    The definition of “Working Capital Line” in Section 1.01 of the Credit Agreement is hereby amended by replacing the second sentence thereof as follows:
As of the Third Amendment Effective Date, the Working Capital Line is $82,500,000.00, subject to increase pursuant to Section 2.02(a).
(j)
    Section 6.25 of the Credit Agreement is hereby amended by replacing such Section in its entirety as follows:
Section 6.25    Sanctions; Anti-Corruption Laws, Etc.
(a)    Neither any Letter of Credit nor any part of the proceeds of any Loan will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person, or in any other manner that would result in any violation by any Person (including any Bank, any arranger, the Administrative Agent, or any Issuing Bank) of the Trading with the Enemy Act of 1917 (50 U.S.C. §§ 1-44), as amended, any other Sanctions, Anti-Corruption Laws or any other similar applicable law.
(b)    No Co-Borrower nor any of its Subsidiaries, nor, to the knowledge of the Loan Parties, any director, officer, employee, agent, or affiliate of any Loan Party or any of their Subsidiaries (i) is or is owned or controlled by, a Sanctioned Person, (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject or target of any Sanctions, or (iii) engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Sanctioned Person that would result in any violation of any Sanctions or any other similar applicable law.
(c)    Each Co-Borrower and each of its Subsidiaries is in compliance with any applicable law relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act); Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and any similar applicable laws currently in force or hereafter enacted.
(d)    Each Co-Borrower and each of its Subsidiaries has conducted its business in compliance with all applicable anti-corruption laws, including without limitation the FCPA. Each Co-Borrower and each of its Subsidiaries has instituted and maintained policies and procedures, if any, as it reasonably deems appropriate, in light of its business and international activities (if any), designed to comply with all applicable anti-corruption laws, including without limitation the FCPA. Neither any Letter of Credit nor any part of the proceeds of any Loan has been or will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any similar applicable law to which each Co-Borrower or any of its Subsidiaries is subject, in all cases to the extent that such laws apply to any such Persons.
(e)    No Co-Borrower nor any of its Subsidiaries is the subject of any investigation, inquiry or enforcement proceedings by an governmental, administrative or regulatory body regarding any offense or alleged offense under any anti-corruption, anti-terrorism, or anti-money laundering laws or Sanctions, and no such investigation, inquiry or proceeding is pending or, to the knowledge of any Co-Borrower or any of its Subsidiaries, has been threatened.
(k)
    The Credit Agreement is hereby amended by adding new Section 6.26 as follows:
Section 6.26    EEA Financial Institution. None of the Loan Parties is an EEA Financial Institution.
(l)
    Section 7.07(d) of the Credit Agreement is hereby amended by replacing such clause in its entirety as follows:
(d)    The Co-Borrowers will not, directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, which would result in a violation of any Sanctions or Anti-Corruption Laws by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise).
(m)
    Section 7.28 of the Credit Agreement is hereby amended by replacing such Section in its entirety as follows:
Section 7.28    Compliance with Anti-Corruption Laws and Sanctions. Each Co-Borrower shall, and shall cause each Subsidiary to, comply with Anti-Corruption Laws, Sanctions, anti-terrorism laws and anti-money laundering laws. Furthermore, each Co-Borrower shall maintain in effect and enforce policies and procedures, if any, as it reasonably deems appropriate, in light of its business and international activities (if any), designed to ensure compliance by each Co-Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Sanctions, anti-terrorism laws and anti-money laundering laws.
(n)
    Section 10.05 of the Credit Agreement is hereby amended by replacing such Section in its entirety as follows:
Section 10.05    Indemnity; Damage Waiver.
(a) Indemnity. Whether or not the transactions contemplated hereby are consummated, Parent and the Co-Borrowers, jointly and severally, shall indemnify and hold the Administrative Agent, the Banks, the Issuing Banks, and each of their Affiliates, officers, directors, partners, employees, counsel, agents and attorneys-in-fact (collectively, the “Indemnitees”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination of the Letters of Credit) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof; provided, however, that Parent and the Co-Borrowers shall have no obligation hereunder to any such Indemnitee with respect to any of the foregoing indemnified liabilities found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnitee. The agreements in this Section shall survive payment of all Obligations.
(b)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party shall assert, and each party hereby waives, and acknowledges that no other Person shall have, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (a) above shall be liable for any damages arising from the use by others of any information or other materials distributed to such party by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. Nothing in Section 10.05(b) is intended to limit any Indemnitee's rights under Section 10.05(a) in any respect.
(o)
    The Credit Agreement is hereby amended by adding new Section 10.24 as follows:
Section 10.24    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bank that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Bank that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 2.
    Increase of the Working Capital Commitments and Reallocation of the Commitments.
(a)
    Each New Bank is hereby added to the Credit Agreement as a Bank, and agrees to be bound by all the terms and provisions of the Credit Agreement binding on a Bank.  Each New Bank (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Agent or any other Bank or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agents on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.  By its execution of this Amendment, each Borrower, the Agent, and each Issuing Bank hereby consent to the addition of the New Banks, as and to the extent required under Section 2.02(a) of the Credit Agreement. Each New Bank shall be deemed to have been added to the Credit Agreement pursuant to the terms of the New Bank Agreement in the form of Exhibit H to the Credit Agreement as if each such New Bank had executed such New Bank Agreement.
(b)
    Simultaneously with the effectiveness of this Amendment (but after giving effect to clause (a) above), (i) Schedule 2.01 of the Credit Agreement is hereby replaced in its entirety with the Schedule 2.01 attached hereto, which reflects the Commitment of each Existing Bank and each New Bank as of the Effective Date and (ii) the Commitment of each of the Banks and the amount of all outstanding Loans and participations in Letters of Credit shall be reallocated among the Banks in accordance with their respective Commitments, and to effect such reallocations, each Bank whose Commitment upon the effectiveness of this Amendment exceeds its Commitment immediately prior to the effectiveness of this Amendment (each an “Assignee Bank”) shall be deemed to have purchased all right, title and interest in, and all obligations in respect of, the Commitments of the Banks whose Commitments are less than their respective Commitment immediately prior to the effectiveness of this Amendment (each an “Assignor Bank”), so that the Commitments of each Bank will be as set forth on Schedule 2.01 attached hereto. Such purchases shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Assumptions without the payment of any related assignment fee, and, except for replacement Notes to be provided to the Assignor Banks and Assignee Banks in the principal amount of their respective Commitments (after giving effect to this Amendment), no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived).  The Assignor Banks and Assignee Banks shall make such cash settlements among themselves, through the Agent, as the Agent may direct (after giving effect to any netting effected by the Agent) with respect to such reallocations and assignments.
SECTION 3.
    Effectiveness. This Amendment shall be effective as of the Effective Date upon the satisfaction of the following conditions precedent:
(a)Documentation. The Agent shall have received the following, each dated on or before the Effective Date, duly executed by all the parties thereto, each in form and substance reasonably satisfactory to the Agent:

(1)	this Amendment;

(2)	a Working Capital Note and Revolving Note payable to each Bank in the amount of such Bank’s Working Capital Commitment and Revolving Commitment, respectively, as amended hereby, if applicable;

(3)	copies of the resolutions of each Loan Party authorizing the transactions contemplated hereby, certified as of the Effective Date by a Responsible Officer of such Loan Party;

(4)
a certificate of a Responsible Officer of each Loan Party certifying the names and true signatures of any Responsible Officers of such Loan Party who are authorized to act on behalf of each Loan Party; and

(5)
the certificate of incorporation, certificate of formation, or certificate of limited partnership, as applicable, of each Loan Party as in effect on the Effective Date, the bylaws, regulations, operating agreement or partnership agreement, as applicable, of each Loan Party, each certified by a Responsible Officer of such Loan Party as a true and correct copy thereof as of the Effective Date, and evidence satisfactory to the Agent, that each Loan Party is in good standing under the laws of its state of organization.

(b)
    Fees and Expenses. The Co-Borrowers shall have paid:

(1)	all costs and expenses which have been invoiced and are payable pursuant to Section 10.04 of the Credit Agreement; and

(2)	a fee to the Agent for the benefit of each New Bank and each Bank increasing its Commitment hereunder.
(c)
    Representations and Warranties. The representations and warranties contained in Section 4 hereof and in each of the other Loan Documents shall be true and correct in all material respects after giving effect to this Amendment (except to the extent such representations and warranties relate solely to an earlier date).
(d)
    No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
SECTION 4.
    Representations and Warranties. Each of the Co-Borrowers hereby represents and warrants that after giving effect hereto:
(a)
    The execution, delivery and performance by each Loan Party of this Amendment, have been duly authorized by all necessary corporate or limited liability company action, as applicable, and do not and will not contravene, conflict with or result in any breach or contravention of, or the creation of any Lien under any of such Loan Party’s organizational and governing documents, or any document evidencing any contractual obligation to which such Loan Party is a party or any order, injunction, writ or decree of any Governmental Authority to which such Loan Party or its property is subject or any Requirement of Law, to the extent any such contravention, conflict or breach has or could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
(b)
    The representations and warranties of the Loan Parties contained in the Loan Documents are true and correct in all material respects on and as of the Effective Date and after giving effect to this Amendment (except to the extent such representations and warranties relate solely to an earlier date).
(c)
    No event has occurred and is continuing which constitutes a Default, an Event or Default or both.
SECTION 5.
    Ratification of Obligations; Reaffirmation of Guaranty Agreement and Liens. Each of the Loan Parties hereby ratifies and confirms its Obligations under the Credit Agreement and the other Loan Documents and acknowledges that all other terms, provisions and conditions of the Credit Agreement and the other Loan Documents remain unchanged (except as modified hereby) and are in full force and effect. The Parent hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty Agreement are in full force and effect and that it continues to unconditionally and irrevocably guarantee the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all of the Obligations. Each Loan Party hereby ratifies, confirms, acknowledges and agrees that all Liens now or hereafter held by the Agent for the benefit of the Secured Parties as security for payment of the Obligations remain in full force and effect.
SECTION 6.
    Governing Law. This Amendment shall be governed by, and construed in accordance with, the law (without reference to principles of conflicts of laws other than Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.
SECTION 7.
    Execution in Counterparts. This Amendment may be executed by facsimile signatures or other electronic means with the same force and effect as if manually signed and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
SECTION 8.
    Loan Document. This Amendment is a Loan Document.
SECTION 9.
    Headings. The headings set forth in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
SECTION 10.
    Entire Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties and supersede all prior agreements and understandings, whether written or oral, among the parties hereto concerning the transactions provided herein and therein.
SECTION 11.
    Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
CO-BORROWERS:

SPARK HOLDCO, LLC

By: /s/ Gil Melman
Name: Gil Melman
Title: Vice President & General Counsel

SPARK ENERGY, LLC

By: /s/ Gil Melman
Name: Gil Melman
Title: Vice President & General Counsel

SPARK ENERGY GAS, LLC

By: /s/ Gil Melman
Name: Gil Melman
Title: Vice President & General Counsel

CENSTAR ENERGY CORP

By: /s/ Gil Melman
Name: Gil Melman
Title: Vice President & General Counsel

CENSTAR OPERATING COMPANY, LLC

By: /s/ Gil Melman
Name: Gil Melman
Title: Vice President & General Counsel

OASIS POWER HOLDINGS, LLC

By: /s/ Gil Melman
Name: Gil Melman
Title: Vice President & General Counsel

OASIS POWER, LLC

By: /s/ Gil Melman
Name: Gil Melman
Title: Vice President & General Counsel

PARENT:

SPARK ENERGY, INC.

By: /s/ Gil Melman
Name: Gil Melman
Title: Vice President & General Counsel

SOCIÉTÉ GÉNÉRALE, as Administrative Agent, an Issuing Bank and a Bank
By:	/s/ Michiel V.M. Van Der Voort
Name:	Michiel V.M. Van Der Voort
Title:	Managing Director

COMPASS BANK, as a Bank

By: /s/ Collis Sanders
Name: Collis Sanders
Title: Executive Vice President

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (f/k/a COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH), as a Bank

By: /s/ Chung-Taek Oh
Name: Chung-Taek Oh
Title: Executive Director

By: /s/ Muriel Schwab
Name: Muriel Schwab
Title: Managing Director

BANK HAPOALIM, as a Bank

By: /s/ John Grieco
Name: John Grieco
Title: Senior Vice President

By: /s/ Carlos Lunardini
Name: Carlos Lunardini
Title: First Vice President

BROWN BROTHERS HARRIMAN & CO., as a Bank

By: /s/ Paul Feldman
Name: Paul Feldman
Title: Managing Director

SCHEDULE 2.01
COMMITMENTS
Working Capital Commitments

Société Générale	$23,023,255.81	27.91%
Compass Bank	$23,023,255.81	27.91%
Cooperatieve Rabobank U.A., New York Branch (f/k/a Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch)	$15,348,837.21	18.60%
Bank Hapoalim	$11,511,627.91	13.95%
Brown Brothers Harriman & Co.	$9,593,023.26	11.63%

	$82,500,000.00	100%

Revolving Commitments

Société Générale	$6,976,744.19	27.91%
Compass Bank	$6,976,744.19	27.91%
Cooperatieve Rabobank U.A., New York Branch (f/k/a Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch)	$4,651,162.79	18.60%
Bank Hapoalim	$3,488,372.09	13.95%
Brown Brothers Harriman & Co.	$2,906,976.74	11.63%

	$25,000,000.00	100%